As filed with the United States Securities and Exchange Commission on August 3, 2023

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________________
IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	04-3444218
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

377 Simarano Drive, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip code)

IPG Photonics Corporation 2006 Incentive Compensation Plan
(As Amended and Restated May 23, 2023)
(Full Title of the Plan)

Angelo P. Lopresti, Esq.
Senior Vice President, General Counsel and Secretary
IPG Photonics Corporation
377 Simarano Drive
Marlborough, Massachusetts 01752
(Name and Address of Agent for Service)

(508) 373-1100
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Bruce A. Toth, Esq.
Joseph S. Adams, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☑	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 1,200,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of IPG Photonics Corporation, a Delaware corporation (the “Registrant”), that may be awarded under the IPG Photonics Corporation 2006 Incentive Compensation Plan (as amended and restated as of May 23, 2023) (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2006, November 8, 2011, and September 14, 2015 (Registration Nos. 333-139509, 333-177818, and 333-206931, respectively), which are hereby incorporated by reference.

These shares of Common Stock consist of 1,200,000 shares of Common Stock that have become reserved for issuance in accordance with the 2023 amendment and restatement of the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”):

(a)The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023;

(b)The Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 2, 2023 and for the fiscal quarter ended June 30, 2023, filed with the Commission on August 1, 2023;

(c)The Registrant’s current reports on Form 8-K filed with the Commission on January 23, 2023, February 22, 2023, March 17, 2023, and May 25, 2023; and

(d)The description of the Registrant’s common stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on December 7, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1*	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 1, 2023).
4.2*	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 23, 2023).
4.3*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement No. 333-136521 filed with the Commission on November 14, 2006).
4.4*	IPG Photonics Corporation 2006 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 1, 2023).
5.1+	Opinion of Winston & Strawn LLP (filed herewith).
23.1+	Consent of Deloitte & Touche LLP (filed herewith).
23.2+	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).
24.1+	Power of Attorney (included on signature page).
107+	Calculation of Filing Fee Table (filed herewith).
+ Filed herewith.
* Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, IPG Photonics Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts on this 28th day of July, 2023.

IPG PHOTONICS CORPORATION

By:	/s/ Eugene A. Scherbakov
Eugene A. Scherbakov
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene A. Scherbakov his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2023.

[Signature Page to Follow]

Signature	Title

/s/ Eugene A. Scherbakov Eugene A. Scherbakov	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy P.V. Mammen Timothy P.V. Mammen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas J. Burgomaster Thomas J. Burgomaster	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Gregory Beecher Gregory Beecher	Director

/s/ Michael Child Michael Child	Director

/s/ Jeanmarie Desmond Jeanmarie Desmond	Director

/s/ Gregory Dougherty Gregory Dougherty	Director

/s/ Eric Meurice Eric Meurice	Director

/s/ Natalia Pavlova Natalia Pavlova	Director

/s/ John Peeler John Peeler	Non-Executive Chair of the Board and Director

/s/ Felix Stukalin Felix Stukalin	Senior Vice President, Chief Operating Officer, and Director

/s/ Agnes Tang Agnes Tang	Director